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                         INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Century Communications Corp.

We consent to the incorporation by reference in Century Communications Corp.'s Registration Statement No. 333-24617 on Form S-3 and Registration Statements Nos. 33-50769, 33-56375, 33-56383, 33-10947, 33-23718, 33-23690 and 33-34388 on
Form S-8 of our report dated August 4, 1997, appearing in the Annual Report on Form 10-K for the year ended May 31, 1997.

Deloitte & Touche LLP

Stamford, Connecticut
August 26, 1997



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